Filed Pursuant to Rule 424(b)(5)
Registration No. 333-204097

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended. This preliminary prospectus supplement, together with the accompanying prospectus, is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 21, 2017

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated May 26, 2015)

             Shares of Common Stock

We are offering                 shares of our common stock. Our common stock is listed on The NASDAQ Global Market under the symbol “VTL.” On March 20, 2017, the last reported sale price of our common stock on The NASDAQ Global Market was $4.55 per share.

Certain entities affiliated with one of our significant shareholders have indicated an interest in purchasing up to an aggregate of $     million of shares of our common stock in this offering at the public offering price. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters may determine to sell more, less or no shares in this offering to such shareholders, or the shareholders may determine to purchase more, less or no shares in this offering.

We are an “emerging growth company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$

(1)	We have also agreed to reimburse the underwriters for certain of their expenses. See “Underwriting” beginning on page S-17 of this prospectus supplement for more information about these arrangements.

We have granted an option to purchase additional shares to the underwriters. Under this option, the underwriters may elect to purchase a maximum of              additional shares of common stock from us within 30 days following the date of this prospectus. If the underwriters exercise the option in full, the total underwriting discount payable by us will be $                , and the total proceeds to us, before expenses, will be $                 .

We expect to deliver the shares against payment on or about March     , 2017.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Sole Book-Running Manager

RAYMOND JAMES

Co-Manager

NATIONAL SECURITIES CORPORATION

The date of this prospectus supplement is March    , 2017

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus dated May 26, 2015 form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this common stock offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference therein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

None of us nor the underwriters have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such an offer or solicitation of an offer in such jurisdiction. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and in the accompanying prospectus.

We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless the context requires otherwise, references in this prospectus supplement to “Vital Therapies,” “the Company,” “we,” “us” and “our” refer to Vital Therapies, Inc.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus supplement or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should carefully read this entire prospectus supplement, the accompanying prospectus and any related free writing prospectus, including each of the documents incorporated herein or therein by reference, before making an investment decision. Investors should carefully consider the information set forth under “Risk Factors” in this prospectus supplement on page S-4, in any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement. You also should carefully read the information incorporated by reference into this prospectus supplement, including our financial statements, other information and the exhibits to the registration statement of which the accompanying prospectus is a part.

Overview

We are a biotherapeutic company focused on developing a human hepatic cell-based treatment targeting acute forms of liver failure. Our product candidate, the ELAD System, or ELAD®, is an extracorporeal human allogeneic cellular liver therapy designed to allow the patient’s own liver to potentially regenerate to a healthy state or to stabilize the patient until transplant. The ELAD System is the only liver support system containing immortal human liver-derived cells, or VTL C3A cells, to enter Phase 3 clinical trials. We designed the ELAD System to supplement key aspects of normal liver function to improve patient survival. We estimate that at least 40,000 patients annually in the United States, or U.S., experience the acute forms of liver failure that may be addressed by the ELAD System, such as severe acute alcoholic hepatitis, or sAAH, surgery-induced liver failure, or SILF, and fulminant hepatic failure, or FHF, for a portion of which the ELAD System may be a life-saving therapy. Except for liver transplant, which is severely limited by the availability of organs and not available to many patients, the current standard of care for these acute forms of liver failure is primarily focused on the management of complications, which does not restore lost liver function and is associated with a high rate of mortality. The ELAD System has received orphan designation in the U.S. and Europe for the treatment of patients with acute liver failure. This designation provides tax credits for qualified clinical testing, seven years of market exclusivity in the U.S. and ten years of market exclusivity in Europe for the first orphan drug approved for a given indication. However, orphan designation does not alter the standard regulatory requirements or the process for obtaining marketing approval.

The ELAD System is currently being tested in a Phase 3 randomized, open-label, multicenter, controlled, pivotal clinical trial, designed to evaluate ELAD in subjects with sAAH, referred to as VTL-308. VTL-308 is based on pre-specified and post-hoc analyses of our VTI-208 Phase 3 clinical trial in alcohol-induced liver decompensation, or AILD, of which sAAH is a subset. VTI-208 was completed in 2015. Although VTI-208 failed to reach either its primary or secondary endpoints, our pre-specified and post-hoc analyses identified criteria for a group of subjects in which favorable survival trends were observed. The inclusion and exclusion criteria for the VTL-308 trial are based on these findings. We expect to enroll at least 150 subjects in VTL-308 at over 50 sites in the U.S. and Europe. As of February 28, 2017, we have enrolled 53 subjects in VTL-308 and had 39 clinical sites open for enrollment. We expect to report top-line data for VTL-308 around mid-2018.

We own exclusive worldwide commercial rights to the ELAD System free of royalties. If marketing applications are submitted and approved, we intend to commercialize the ELAD System in the United States and Europe with a targeted sales force focusing on liver transplant centers and other specialist intensive care centers. We intend to opportunistically pursue markets outside the United States and Europe either through direct sales or collaborations. We also believe that the ELAD System may have potential use in other forms of acute liver failure, such as that caused by viral hepatitis B, for liver resection support and for liver transplant support, although we have generated limited clinical data to support these indications, except for hepatitis B patients in China.

Corporate Information

We were incorporated in California in May 2003 as Vitagen Acquisition Corp., changed our name to Vital Therapies, Inc. in June 2003, and reincorporated in Delaware in January 2004. Our principal executive offices are located at 15010 Avenue of Science, Suite 200, San Diego, California 92128. Our telephone number is (858) 673-6840. Our website address is www.vitaltherapies.com. Information contained on or that can be accessed through the website is not incorporated by reference into this prospectus, and should not be considered to be part of this prospectus.

“Vital Therapies” and “ELAD” are registered trademarks of Vital Therapies and the Vital Therapies logo is a trademark of Vital Therapies. Other service marks, trademarks, and trade names referred to in this prospectus are the property of their respective owners. Except as set forth above and solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. We may remain an “emerging growth company” until as late as December 31, 2019 (the fiscal year-end following the fifth anniversary of the completion of our initial public offering), though we may cease to be an “emerging growth company” earlier under certain circumstances, including (i) if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30, in which case we would cease to be an “emerging growth company” as of the following December 31, or (ii) if our gross revenue exceeds $1 billion in any fiscal year.

For as long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation and financial statements in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote to approve executive compensation and shareholder approval of any golden parachute payments not previously approved. We will take advantage of certain of these reporting exemptions until we are no longer an “emerging growth company.”

For further information regarding us and our financial information, you should refer to our recent filings with the SEC. See “Where You Can Find Additional Information.”

The Offering

Common stock offered by us	shares

Underwriters’ option to purchase additional shares	shares

Common stock to be outstanding immediately after this offering	shares (or shares if the underwriters exercise in full their option to purchase additional shares)

Use of proceeds	We intend to use the net proceeds from this offering to fund the continuing clinical development of the ELAD System and for working capital and other general corporate purposes. See “Use of Proceeds” on page S-11.

Risk factors	See “Risk Factors” beginning on page S-4 of this prospectus supplement for a discussion of factors you should read and consider carefully before deciding to invest in shares of our common stock.

NASDAQ Global Market Symbol	VTL

The number of shares of common stock to be outstanding following this offering is based on 32,143,475 shares of our common stock outstanding as of December 31, 2016, and excludes:

•	4,841,274 shares of our common stock issuable upon the exercise of options outstanding as of December 31, 2016, with a weighted-average exercise price of $7.78 per share;

•	240,620 shares of our common stock issuable upon the exercise of warrants outstanding as of December 31, 2016, with a weighted-average exercise price of $92.99 per share; and

•	170,097 shares of our common stock reserved for future issuance as of December 31, 2016 under our 2014 Equity Incentive Plan.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of outstanding options or warrants to purchase common stock after December 31, 2016, and the underwriters do not exercise their option to purchase additional shares.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before deciding to invest in our company or deciding to maintain or increase your investment, you should consider carefully the risks and uncertainties described below and incorporated by reference into this prospectus supplement. The risks and uncertainties described below and in our other filings with the SEC are not the only ones we face. If one or more of the following risks are realized, our business, financial condition and results of operations and prospects could be materially and adversely affected. In that event, the market price for our common stock could decline and you may lose your investment. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

Risks Related to this Offering and our Common Stock

If securities or industry analysts do not continue to publish research or publish unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock will rely in part on the research and reports that equity research analysts publish about us and our business. Although certain equity research analysts currently cover us, we do not have any control of the analysts or the content and opinions included in their reports or whether any such analysts will continue to, or whether new analysts will, cover us for any given period of time. The price of our stock could decline if one or more equity research analysts downgrade our stock or issue other unfavorable commentary or research. If one or more equity research analysts ceases coverage of our company or fails to publish reports on us regularly, demand for our stock could decrease, which in turn could cause our stock price or trading volume to decline.

The market price of our common stock has been, and may continue to be volatile and fluctuate significantly, and you may not be able to sell the shares you purchase in this offering at or above the offering price.

The market price of our common stock has been and is likely to continue to be highly volatile. Since our initial public offering in April 2014 at a price of $12.00 per share, the sale price of stock as reported on The NASDAQ Global Market has ranged from $2.81 to $35.20 through March 20, 2017. Our announcement that the VTI-208 clinical trial failed to meet its primary or secondary endpoints resulted in a significant decline in the market price of our common stock. In addition, as with any public company, some investors hold a short position in our common stock. Such investors have published and distributed information about our company including on current and past clinical trials. Activities by these investors may increase the volatility of the market price of our common stock, and may affect our ability to raise additional funds and to complete our clinical trials.

Our stock price could be subject to wide fluctuations due to many factors, including:

•	clinical data and government approvals relating to the ELAD System;

•	changes in governmental regulations or in the status of our regulatory approvals or applications;

•	disputes or other developments with respect to our intellectual property rights or the intellectual property rights of others;

•	product liability claims or other litigation;

•	sales of large blocks of our common stock, including sales by our executive officers and directors;

•	changes in earnings estimates or recommendations by securities analysts;

•	our ability to meet investors’ expectations regarding our future operating performance;

•	media exposure of the ELAD System or products of our competitors;

•	volume and timing of potential sales of the ELAD System;

•	the introduction of new products or product enhancements by us or our competitors;

•	our ability to develop, obtain regulatory clearance or approval for and market new and enhanced products on a timely basis;

•	quarterly variations in our or our competitors’ results of operations;

•	developments in our industry; and

•	general market conditions and other factors, including factors unrelated to our operating performance or the operating performance of our competitors.

In addition, an active and liquid market may not develop or persist and you may not be able to sell your shares quickly or at the recently reported price. These and other factors may make the price of our stock volatile and subject to unexpected fluctuations.

Sale of a substantial number of shares of our common stock by existing stockholders or by us may cause the price of our common stock to decline.

Sales of a substantial number of shares of our common stock into the public market or the perception that these sales might occur could depress the market price of our common stock and could impair our ability to raise adequate capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our common stock.

In May 2015, we filed a shelf registration statement that permits: (i) the offering, issuance and sale by us of up to a maximum aggregate offering price of $200.0 million of common stock, preferred stock, warrants, debt securities, and/or units in one or more offerings and in any combination; (ii) sales of up to 2.5 million shares of common stock by certain selling stockholders; and (iii) the offering, issuance and sale by us of up to a maximum aggregate offering price of $75.0 million of our common stock that may be issued and sold under an “at-the-market” sales agreement with Cantor Fitzgerald & Co., or the ATM. In October 2015, we completed a follow-on public offering raising gross proceeds of $34.5 million from the sale of 6,272,727 shares of our common stock. Through March 20, 2017, we raised gross proceeds of $12.2 million pursuant to the ATM leaving $153.3 million available under the shelf registration statement of which $62.8 million may be offered, issued and sold under the ATM as of March 20, 2017.

In addition, we have filed registration statements on Form S-8 registering a total of 5,384,695 shares of common stock subject to options or reserved for future issuance under our 2012 Stock

Option Plan and 2014 Equity Incentive Plan. Shares registered under these registration statements are available for sale in the public market subject to vesting arrangements, the exercise of such options and, in the case of our affiliates, the restrictions of Rule 144. As of December 31, 2016, options to purchase 2,968,006 shares of our common stock were exercisable.

Certain of our existing stockholders are also entitled, under contracts providing for registration rights, to require us to register shares of our common stock owned by them for public sale in the United States. Any additional sales of securities by these stockholders, or the expectation that such sales may occur, could have a material adverse effect on the trading price of our common stock and make it more difficult for investors to sell shares of our common stock.

To the extent we raise additional capital by selling and issuing common stock, convertible securities or other equity securities, it may result in material dilution to our existing stockholders and new investors could gain rights superior to our existing stockholders. Sales by us or by our current stockholders also could cause the price of our common stock to fall and make it more difficult for you to sell shares of our common stock.

New investors in our common stock will experience immediate and substantial dilution after this offering.

If you purchase shares of our common stock in this offering, you will experience substantial and immediate dilution in the pro forma net tangible book value per share after giving effect to this offering of $     per share as of December 31, 2016, based on the public offering price of $         per share, because the price that you pay will be substantially greater than our net tangible book value per share of the common stock that you acquire. You may also experience additional dilution upon exercise of options to purchase common stock under our equity incentive plans, if we issue restricted stock to our employees under our equity incentive plans or if we otherwise issue additional shares of our common stock. For a further description of the dilution that you will experience immediately after this offering, see “Dilution.”

Our directors, officers and principal stockholders have significant voting power and may take actions that may not be in the best interests of our other stockholders.

After this offering, our officers, directors and principal stockholders and their affiliates collectively will control approximately    % of our outstanding common stock, and in particular, one stockholder and his affiliates will control approximately    % of our outstanding common stock. As a result, these stockholders, if they act together, will be able to exert substantial influence over the management and affairs of our company and most matters requiring stockholder approval, including the election of directors. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock. This concentration of ownership may not be in the best interests of our other stockholders.

We will have broad discretion in the use of proceeds we receive in this offering for working capital and general corporate purposes.

The net proceeds of this offering are being allocated to fund the continuing clinical development of the ELAD System and for working capital and other general corporate purposes. Our management will have broad discretion over the use and investment of the net proceeds of this offering within those categories, and accordingly investors will need to rely upon the judgment of our management with respect to the use of proceeds, with only limited information concerning management’s specific intentions. See “Use of Proceeds.”

Anti-takeover provisions in our amended and restated certificate of incorporation, amended and restated bylaws, and Fourth Amended and Restated Investors’ Rights Agreement, as well as Delaware law, could discourage a takeover.

Our amended and restated certificate of incorporation, bylaws, Fourth Amended and Restated Investors’ Rights Agreement, and Delaware law, contain provisions that might enable our management to resist a takeover, and might make it more difficult for an investor to acquire a substantial block of our common stock. These provisions:

•	authorize our board of directors to issue, without further action by our stockholders, up to 20,000,000 shares of undesignated preferred stock;

•	require that any action to be taken by our stockholders be effected at a duly called annual or special meeting and not by written consent;

•	specify that special meetings of our stockholders can be called only by a supermajority (75%) vote of our directors then in office;

•	specify that our board of directors may amend or repeal our bylaws only pursuant to a supermajority (75%) vote of our directors then in office;

•	specify that our stockholders may amend or repeal our bylaws only pursuant to a supermajority (75% and majority of the minority, if applicable) vote of the outstanding shares of our capital stock;

•

require in general the approval of a supermajority (75% and majority of the minority, if applicable) vote of our outstanding shares of capital stock to amend or repeal certain provisions of our certificate of incorporation;

•	require the approval of a supermajority (75% and majority of the minority, if applicable) vote of our outstanding shares of capital stock to approve the sale or liquidation of the company;

•

establish an advance notice procedure for stockholder approvals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors;

•	provide that directors may be removed only for cause by a supermajority (75%) vote of our outstanding shares of capital stock;

•	provide that vacancies on our board of directors may be filled only by a majority of directors then in office, even though less than a quorum;

•	provide that in general the number of directors on our board may only be fixed from time to time by a supermajority (75%) vote of our directors then in office;

•	establish that our board of directors is divided into three classes, Class I, Class II and Class III, with each class serving staggered terms; and

•

provide that certain stockholders affiliated with Muneer A. Satter, referred to as the Satter Investors, have rights to nominate up to a specific percentage of our directors (currently 30%) based on the Satter Investors’ ownership percentage in our Company.

These provisions might discourage, delay or prevent a change in control of our company or a change in our management. The existence of these provisions could adversely affect the voting power of holders of common stock and limit the price that investors might be willing to pay in the future for shares of our common stock.

Our certificate of incorporation also contains a provision that provides us with protections similar to Section 203 of the Delaware General Corporation Law and will prevent us from engaging in a business combination with a person who acquires at least 15% of our common stock for a period of three years from the date such person acquired such common stock, except for certain of our current stockholders, including Mr. Satter and entities affiliated with him, and, in certain instances, persons who purchase common stock from certain of our current stockholders, and unless board or stockholder approval is obtained prior to the acquisitions. These anti-takeover provisions and other provisions under Delaware law could discourage, delay or prevent a transaction involving a change in control of our company, even if doing so would benefit our stockholders. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect or remove directors of your choosing and to cause us to take other corporate actions you desire.

We have not paid dividends in the past and do not expect to pay dividends in the future, and any return on investment may be limited to the value of our stock.

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends on our common stock in the foreseeable future. The payment of dividends on our common stock will depend on our earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our stock may be less valuable because a positive return on your investment will only occur if our stock price appreciates.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, referred to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. These statements may appear in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference, particularly in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipates,” “believes,” “could,” “seeks,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” “can,” “continue” or similar expressions and the negatives of those terms.

These forward-looking statements include, among other things, statements about:

•	the cost, timing and results of our clinical programs for the ELAD® System, including statements related to our VTL-308 phase 3 clinical trial;

•	the timing of, and our ability to obtain and maintain regulatory approvals for the ELAD System;

•	regulatory developments in the United States and foreign countries;

•	the potential market for the ELAD System, including our anticipated gross margins if commercialized;

•	the rate and degree of market acceptance and clinical utility of the ELAD System;

•	our commercialization, marketing and manufacturing capabilities and strategy;

•	our plans to improve or explore other uses of the ELAD System;

•	our plans to explore other uses for our VTL C3A cells;

•	our plans to obtain funding for our operations;

•	the performance of third parties in connection with the development of the ELAD System, including third parties involved in our clinical trials and third-party suppliers;

•	the development, regulatory approval, efficacy and commercialization of competing products;

•	our ability to retain key scientific or management personnel;

•	our intellectual property position;

•	our estimates regarding expenses, future revenue, capital requirements, projected cash runway and needs for additional financing

•	our anticipated use of the net proceeds in the offering; and

•	our ability to maintain effective internal control over financial reporting.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements including those described in “Risk Factors,” elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date of this prospectus supplement, the accompanying prospectus or the date of the documents incorporated by reference herein. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference, completely and with the understanding that our actual future results may be materially different from what we expect.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

This prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference may also contain estimates and other information concerning our industry that are based on government and industry publications. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. These government and industry publications generally indicate that their information has been obtained from sources believed to be reliable.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of our common stock in this offering will be approximately $         million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, or approximately $         million if the underwriters exercise their option to purchase additional shares in full.

We intend to use the net proceeds from the sale of the shares offered by us in this offering to fund the continuing clinical development of the ELAD System, and for working capital and other general corporate purposes, which may include research and development, capital expenditures and general and administrative expenses. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own, although we have no commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement.

The timing and amount of our actual expenditures will be based on many factors, including, but not limited to, the timing of and enrollment in clinical trials, preparation for the timing of any filing of biologics license application and decisions with respect to building commercial operations. As a result, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings. Pending their ultimate use, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

DILUTION

If you invest in our common stock, your ownership interest will be diluted to the extent of the difference between the amount per share paid by purchasers of shares of our common stock in this public offering and the pro forma net tangible book value per share of our common stock immediately after the closing of this offering.

Our net tangible book value is the amount of our total tangible assets less our total liabilities. Net tangible book value per share is our net tangible book value divided by the number of shares of common stock outstanding as of December 31, 2016. Our net tangible book value as of December 31, 2016 was $58.4 million, or $1.82 per share, based on 32,143,475 shares of our common stock outstanding as of December 31, 2016.

After giving effect to the sale of          shares of common stock by us in this offering at a public offering price of $         per share, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma net tangible book value as of December 31, 2016 would have been approximately $         million, or $         per share. This represents an immediate increase in pro forma net tangible book value of $per share to our existing stockholders and an immediate dilution of $         per share to investors purchasing shares of common stock in this offering.

The following table illustrates this dilution on a per share basis:

Public offering price per share		$
Net tangible book value per share at December 31, 2016	$1.82
Increase to net tangible book value per share attributable to investors purchasing our common stock in this offering

Pro forma net tangible book value per share as of December 31, 2016, after giving effect to this offering

Dilution of pro forma net tangible book value per share to investors purchasing our common stock in this offering		$

If the underwriters exercise their option to purchase          additional shares of common stock at the public offering price of $         per share, the net tangible book value per share of our common stock immediately after this offering would be $         per share, and the dilution per share to investors purchasing shares in this offering would be $         per share.

The number of shares of common stock set forth in the table above excludes:

•	4,841,274 shares of our common stock issuable upon the exercise of options outstanding as of December 31, 2016, with a weighted-average exercise price of $7.78 per share;

•	240,620 shares of our common stock issuable upon the exercise of warrants outstanding as of December 31, 2016, with a weighted-average exercise price of $92.99 per share; and

•	170,097 shares of our common stock reserved for future issuance as of December 31, 2016 under our 2014 Equity Incentive Plan.

To the extent that any of these outstanding options are exercised or we issue additional shares under our equity incentive plans, there may be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS OF OUR COMMON STOCK

The following is a summary of the material U.S. federal income tax consequences of the ownership and disposition of our common stock to non-U.S. holders, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax or estate tax consequences different from those set forth below.

This summary does not address the tax considerations arising under the laws of any U.S. state or local or any non-U.S. jurisdiction, the potential application of the Medicare contribution tax on net investment income or under U.S. federal gift and estate tax laws, except to the limited extent indicated below. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

•	banks, insurance companies or other financial institutions;

•	persons subject to the alternative minimum tax;

•	tax-exempt organizations;

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	real estate investment trusts and regulated investment companies;

•	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

•	partnerships and other pass-through entities (and investors therein);

•	persons that own, or are deemed to own, more than five percent of our common stock (except to the extent specifically set forth below);

•	certain former citizens or long-term residents of the United States;

•	persons who hold our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;

•	persons who hold or receive our common stock pursuant to the exercise of an employee stock option or otherwise as compensation;

•	persons who do not hold our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes); or

•	persons deemed to sell our common stock under the constructive sale provisions of the Code.

In addition, if a partnership or entity classified as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold our common stock, and partners in such partnerships, should consult their tax advisors.

You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our common stock arising under the U.S. federal non-income tax laws, or under the laws of any U.S. state or local or any non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

Non-U.S. Holder Defined

For purposes of this discussion, you are a non-U.S. holder if you are any holder (other than a partnership or entity classified as a partnership for U.S. federal income tax purposes) that is not:

•	an individual who is a citizen or resident of the U.S.;

•	a corporation or other entity taxable as a corporation created or organized in the U.S. or under the laws of the United States or any political subdivision thereof;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•

a trust (x) whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (y) which has made an election to be treated as a U.S. person.

Distributions

We have never paid cash distributions on our common stock and do not anticipate doing so in the foreseeable future. However, if we do pay cash distributions on our common stock, subject to the discussion below under the headings “Backup Withholding and Information Reporting” and “Foreign Account Tax Compliance Act,” those payments will constitute dividends for U.S. tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, they will constitute a return of capital and will first reduce your basis in our common stock, but not below zero, and then will be treated as gain from the sale of common stock (see “Gain on Disposition of Common Stock” below).

Any dividend paid to you generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. In order to receive a reduced treaty rate, you must provide us with an Internal Revenue Service, or IRS, Form W-8BEN, IRS Form W-8BEN-E or other appropriate version of IRS Form W-8 certifying qualification for the reduced rate. If you hold our common stock through a financial institution or other agent acting on your behalf, you will be required to provide appropriate documentation to the agent, which then will be required to provide certification to us or our paying agent, either directly or through intermediaries.

Dividends received by you that are effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by you in the United States) are taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits. In addition, if you are a corporate non-U.S. holder, dividends you receive that are effectively connected with your conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty. Payments of effectively connected dividends that are included in the gross income of a non-U.S. holder generally are exempt from withholding tax. In order to obtain this exemption, you must provide us with an IRS Form W-8 ECI or other applicable IRS Form W-8 properly certifying such exemption.

If you are eligible for a reduced rate of withholding tax pursuant to a tax treaty, you may be able to obtain a refund of any excess amounts currently withheld if you timely file an appropriate claim for refund with the IRS.

Gain on Disposition of Common Stock

In general, subject to the discussion below under the headings “Backup Withholding and Information Reporting” and “Foreign Account Tax Compliance Act,” you will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale or other disposition of our common stock unless:

•

the gain is effectively connected with your conduct of a U.S. trade or business (and, if an income tax treaty applies, the gain is attributable to a permanent establishment or fixed base maintained by you in the United States), in which case you will be required to pay tax on the net gain derived from the sale (net of certain deductions or credits) under regular graduated U.S. federal income tax rates, and for a non-U.S. holder that is a corporation, such non-U.S. holder may also be subject to a branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty;

•

you are an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met, in which case you will be required to pay a flat 30% tax on the gain derived from the sale, which tax may be offset by U.S. source capital losses (even though you are not considered a resident of the United States) subject to an applicable tax treaty providing otherwise; or

•

our common stock constitutes a U.S. real property interest by reason of our status as a “United States real property holding corporation” for U.S. federal income tax purposes (a USRPHC) at any time within the shorter of the five-year period preceding the disposition or your holding period for our common stock. We believe that we are not currently and will not become a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future.

Even if we became a USRPHC, a non-U.S. holder would not be subject to U.S. federal income tax on a sale, exchange or other taxable disposition of our common stock by reason of our status as a USRPHC so long as our common stock is regularly traded on an established securities market (within the meaning of the applicable regulations) and such non-U.S. holder does not own and is not deemed to own (directly, indirectly or constructively) more than 5% of our outstanding common stock at any time during the shorter of the five year period ending on the date of disposition and such holder’s holding period. However, no assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rules described above. Prospective investors are encouraged to consult their own tax advisors regarding the possible consequences to them if we are, or were to become, a USRPHC.

Federal Estate Tax

Our common stock held (or treated as held) by an individual non-U.S. holder at the time of death will be included in such holder’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and therefore may be subject to U.S. federal estate tax.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address, and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.

Payments of dividends or of proceeds on the disposition of common stock made to you may be subject to additional information reporting and backup withholding at a current rate of 28% unless you establish an exemption, for example by properly certifying your non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a U.S. person.

Backup withholding is not an additional tax; rather, the U.S. income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act, or FATCA, imposes a U.S. federal withholding tax of 30% on dividends and the gross proceeds of a disposition of our common stock to a “foreign financial institution” (as specifically defined for this purpose) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends and the gross proceeds of a disposition of our common stock to a “non-financial foreign entity” (as specifically defined for this purpose) unless such entity provides the withholding agent with either a certification that it does not have any substantial direct or indirect U.S. owners or provides information regarding direct and indirect U.S. owners of the entity. Withholding under FATCA generally (1) applies to payments of dividends on our common stock and (2) under certain transitional rules, will apply to payments of gross proceeds from a sale or other disposition of our common stock made after December 31, 2018. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Under certain circumstances, you may be eligible for refunds or credits of the tax. You should consult your tax advisors regarding these withholding provisions.

The preceding discussion of U.S. federal tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock, including the consequences of any proposed change in applicable laws.

UNDERWRITING

We have entered into an underwriting agreement with the underwriters named below. Raymond James & Associates, Inc., or Raymond James, is acting as the sole book-running manager and representative of the underwriters. The underwriting agreement provides for the purchase of a specific number of shares of common stock by each of the underwriters. The underwriters’ obligations are several, which means that each underwriter is required to purchase a specified number of shares of common stock, but is not responsible for the commitment of any other underwriter to purchase shares of common stock. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase the number of shares of common stock set forth opposite its name below:

Underwriter	Number of Shares
Raymond James & Associates, Inc.
National Securities Corporation

Total

The underwriters have agreed to purchase all of the shares of common stock offered by this prospectus supplement (other than those covered by the option to purchase additional shares described below), if any are purchased.

The shares of common stock offered hereby should be ready for delivery on or about March    , 2017 against payment in immediately available funds.

The underwriters are offering the shares of common stock subject to various conditions and may reject all or part of any order. The representative of the underwriters has advised us that the underwriters propose to offer the common stock directly to the public at the public offering price that appears on the cover page of this prospectus supplement. After the shares of common stock are released for sale to the public, the representative may change the offering price and other selling terms at various times.

We have granted the underwriters an option, exercisable for up to 30 days after the date of this prospectus supplement, that permits the underwriters to purchase up to                 additional shares of common stock at the public offering price, less the underwriting discounts and commissions. If this option is exercised in full, the total gross proceeds will be approximately $                 million, and the total net proceeds to us will be approximately $                 million.

The following table provides information regarding the amount of the discounts and commissions to be paid to the underwriters by us, before expenses:

	Per Share	Total Without Exercise of Option	Total With Full Exercise of Option
Public offering price	$	$	$
Underwriting discounts and commissions	$	$	$

Proceeds, before expenses to us	$	$	$

Certain entities affiliated with one of our significant shareholders has indicated an interest in purchasing up to an aggregate of approximately $            million in shares of our common stock in this offering at the offering price to the public. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters may determine to sell more, less or no shares in this offering to this shareholder, or the shareholder may determine to purchase more, less or no shares in this offering. The underwriters will receive the same underwriting discount of any shares purchased by this shareholder as they will on any other shares sold to the public in this offering.

We estimate that our total expenses of the offering, excluding the underwriting discounts and commissions, will be approximately $                , which includes reimbursement of the underwriters for (a) $5,000 for out-of-pocket costs and expenses incident to the consummation of the offering and the performance of the obligations of the underwriters in connection with the offering and (b) the reasonable and customary expenses of counsel to the underwriters in an amount equal to approximately                     .

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

We, our officers and directors have agreed not to sell or transfer any of our common stock or securities convertible into, exchangeable for, exercisable for, or repayable with our common stock, for 90 days after the date of this prospectus supplement without first obtaining the written consent of Raymond James. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:

•	offer, pledge, sell or contract to sell any of our common stock,

•	sell any option or contract to purchase any of our common stock,

•	purchase any option or contract to sell any common stock,

•	grant any option, right or warrant for the sale of any common stock,

•	dispose of or transfer any of our common stock,

•	lend or otherwise dispose of or transfer any common stock, or

•	enter into any swap, hedge or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock.

Rules of the SEC may limit the ability of the underwriters to bid for or purchase shares before the distribution of the shares is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•

Stabilizing transactions—The representative may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares, so long as stabilizing bids do not exceed a specified maximum.

•

Over-allotments and syndicate covering transactions—The underwriters may sell more shares of our common stock in connection with this offering than the number of shares that they have committed to purchase. This over-allotment creates a short position for the underwriters. This short sales position may involve either “covered” short sales or

“naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional shares in this offering described above. The underwriters may close out any covered short position either by exercising its over-allotment option or by purchasing shares in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market, as compared to the price at which they may purchase shares through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the shares that could adversely affect investors who purchase shares in this offering.

•

Penalty bids—If the representative purchases shares in the open market in a stabilizing transaction or syndicate covering transaction, it may reclaim a selling concession from the underwriters and selling group members who sold those shares as part of this offering.

•

Passive market making—Market makers in the shares who are underwriters or prospective underwriters may make bids for or purchases of shares, subject to limitations, until the time, if ever, at which a stabilizing bid is made.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales or to stabilize the market price of our common stock may have the effect of raising or maintaining the market price of our common stock or preventing or mitigating a decline in the market price of our common stock. As a result, the price of the shares of our common stock may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the shares if it discourages resales of the shares.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may occur on The NASDAQ Global Market or otherwise. If such transactions are commenced, they may be discontinued without notice at any time.

Electronic Delivery of Prospectus Supplement: A prospectus supplement in electronic format may be delivered to potential investors by one or more of the underwriters participating in this offering. The prospectus supplement in electronic format will be identical to the paper version of such preliminary prospectus supplement. Other than the prospectus supplement in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

Notice to Non-U.S. investors

Investors are advised to contact their legal, financial or tax advisers to obtain an independent assessment of the financial and tax consequences of an investment in shares.

Belgium

The offering is exclusively conducted under applicable private placement exemptions and therefore it has not been and will not be notified to, and this document or any other offering material relating to the shares has not been and will not be approved by, the Belgian Banking, Finance and Insurance Commission (“Commission bancaire, financière et des assurances/Commissie voor het Bank, Financie en Assurantiewezen”). Any representation to the contrary is unlawful.

Each underwriter has undertaken not to offer sell, resell, transfer or deliver directly or indirectly, any shares, or to take any steps relating/ancillary thereto, and not to distribute or publish this document or any other material relating to the shares or to the offering in a manner which would be construed as: (a) a public offering under the Belgian Royal Decree of 7 July 1999 on the public character of financial transactions; or (b) an offering of securities to the public under Directive 2003/71/EC which triggers an obligation to publish a prospectus in Belgium. Any action contrary to these restrictions will cause the recipient and us to be in violation of the Belgian securities laws.

France

Neither this prospectus supplement nor any other offering material relating to the shares has been submitted to the clearance procedures of the Autorité des marchés financiers in France. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the shares has been or will be: (a) released, issued, distributed or caused to be released, issued or distributed to the public in France; or (b) used in connection with any offer for subscription or sale of the shares to the public in France. Such offers, sales and distributions will be made in France only: (i) to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in and in accordance with Articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier; (ii) to investment services providers authorised to engage in portfolio management on behalf of third parties; or (iii) in a transaction that, in accordance with article L.411-2-II-1 -or-2 -or 3 of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des marchés financiers, does not constitute a public offer (appel public à l’épargne). Such shares may be resold only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

United Kingdom / Germany / Norway / The Netherlands

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any shares which are the subject of the offering contemplated by this prospectus supplement may not be made in that Relevant Member State other than the offers contemplated in this prospectus supplement in name(s) of Member State(s) where the prospectus will be approved or passported for the purposes of a non-exempt offer once this prospectus supplement has been approved by the competent authority in such Member State and published and passported in accordance with the Prospectus Directive as implemented in name(s) of the relevant Member State(s) except that an offer to the public in that Relevant Member State of any shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) by the representative to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or

(d) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares shall result in a requirement for the publication by the Company or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase any shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

This prospectus supplement and any other material in relation to the shares is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospective Directive (“qualified investors”) that also (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, (ii) who fall within Article 49(2)(a) to (d) of the Order or (iii) to whom it may otherwise lawfully be communicated (all such persons together being referred to as “relevant persons”). The shares are only available to, and any invitation, offer or agreement to purchase or otherwise acquire such shares will be engaged in only with, relevant persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement or any of its contents.

Israel

In the State of Israel, the shares offered hereby may not be offered to any person or entity other than the following:

(a) a fund for joint investments in trust (i.e., mutual fund), as such term is defined in the Law for Joint Investments in Trust, 5754-1994, or a management company of such a fund;

(b) a provident fund as defined in Section 47(a)(2) of the Income Tax Ordinance of the State of Israel, or a management company of such a fund;

(c) an insurer, as defined in the Law for Oversight of Insurance Transactions, 5741-1981,

(d) a banking entity or satellite entity, as such terms are defined in the Banking Law (Licensing), 5741-1981, other than a joint services company, acting for their own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

(e) a company that is licensed as a portfolio manager, as such term is defined in Section 8(b) of the Law for the Regulation of Investment Advisors and Portfolio Managers, 5755-1995, acting on its own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

(f) a company that is licensed as an investment advisor, as such term is defined in Section 7(c) of the Law for the Regulation of Investment Advisors and Portfolio Managers, 5755-1995, acting on its own account;

(g) a company that is a member of the Tel Aviv Stock Exchange, acting on its own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

(h) an underwriter fulfilling the conditions of Section 56(c) of the Securities Law, 5728-1968;

(i) a venture capital fund (defined as an entity primarily involved in investments in companies which, at the time of investment, (i) are primarily engaged in research and development or manufacture of new technological products or processes and (ii) involve above-average risk);

(j) an entity primarily engaged in capital markets activities in which all of the equity owners meet one or more of the above criteria; and

(k) an entity, other than an entity formed for the purpose of purchasing shares in this offering, in which the shareholders equity (including pursuant to foreign accounting rules, international accounting regulations and U.S. generally accepted accounting rules, as defined in the Securities Law Regulations (Preparation of Annual Financial Statements), 1993) is in excess of NIS 250 million.

Any offeree of the shares offered hereby in the State of Israel shall be required to submit written confirmation that it falls within the scope of one of the above criteria. This prospectus supplement will not be distributed or directed to investors in the State of Israel who do not fall within one of the above criteria.

Italy

The offering of the shares offered hereby in Italy has not been registered with the Commissione Nazionale per la Società e la Borsa (“CONSOB”) pursuant to Italian securities legislation and, accordingly, the shares offered hereby cannot be offered, sold or delivered in the Republic of Italy (“Italy”) nor may any copy of this prospectus supplement or any other document relating to the shares offered hereby be distributed in Italy other than to professional investors (operatori qualificati) as defined in Article 31, second paragraph, of CONSOB Regulation No. 11522 of 1 July, 1998 as subsequently amended. Any offer, sale or delivery of the shares offered hereby or distribution of copies of this prospectus supplement or any other document relating to the shares offered hereby in Italy must be made:

(a) by an investment firm, bank or intermediary permitted to conduct such activities in Italy in accordance with Legislative Decree No. 58 of 24 February 1998 and Legislative Decree No. 385 of 1 September 1993 (the “Banking Act”);

(b) in compliance with Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy; and

(c) in compliance with any other applicable laws and regulations and other possible requirements or limitations which may be imposed by Italian authorities.

Sweden

This prospectus supplement has not been nor will it be registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this prospectus supplement may not be made available, nor may the shares offered hereunder be marketed and offered for sale in Sweden, other than under circumstances which are deemed not to require a prospectus under the Financial Instruments Trading Act (1991: 980).

Switzerland

The shares being offered pursuant to this prospectus supplement will not be offered, directly or indirectly, to the public in Switzerland and this prospectus supplement does not constitute a public offering prospectus as that term is understood pursuant to art. 652a or art. 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of the shares being offered pursuant to this prospectus supplement on the SWX Swiss Exchange or on any other regulated securities market, and consequently, the information presented in this prospectus supplement does not necessarily comply with the information standards set out in the relevant listing rules. The shares being offered pursuant to this prospectus supplement have not been registered with the Swiss Federal Banking Commission as foreign investment funds, and the investor protection afforded to acquirers of investment fund certificates does not extend to acquirers of shares.

Canada

The shares are not deposit liabilities of the issuer and are not insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation or any other governmental agency of Canada, the United States or any other jurisdiction. The issuer is not regulated as a financial institution in Canada.

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

The validity of the common stock offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, San Diego, California. Certain legal matters in connection with the offering will be passed upon for the underwriters by Cooley LLP, San Diego, California.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

We have filed with the SEC a registration statement under the Securities Act of 1933 relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus supplement does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement from the SEC at the address listed above. The registration statement and the documents referred to below under “Incorporation by Reference” are also available on our Internet website, www.vitaltherapies.com. We have not incorporated by reference into this prospectus supplement or the accompanying prospectus the information on our website, and you should not consider it to be a part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus supplement and the accompanying prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed below that we have previously filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 7, 2017;

•	our Current Report on Form 8-K, filed with the SEC on March 7, 2017; and

•

the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on November 15, 2013 pursuant to Section 12(b) of the Exchange Act, including any amendments thereto or reports filed for the purposes of updating such description.

We also incorporate by reference into this prospectus supplement and the accompanying prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering of the securities described in this prospectus supplement, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus supplement or the accompanying prospectus is deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the SEC. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement or the documents incorporated by reference herein and therein. For further information with respect to us and the securities that we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement and the documents incorporated by reference herein and therein. You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus and registration statement. We have not have authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein is accurate as of any date other than the respective dates thereof.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus supplement and the accompanying prospectus.

Requests for such documents should be directed to:

Vital Therapies, Inc.

Attn: Investor Relations

15010 Avenue of Science, Suite 200

San Diego, California 92128

(858) 673-6840

You may also access the documents incorporated by reference in this prospectus supplement and the accompanying prospectus through our website at www.vitaltherapies.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus supplement, the accompanying prospectus or the registration statement of which it forms a part.

PROSPECTUS

Vital Therapies, Inc.

$200,000,000

Common Stock, Preferred Stock,

Warrants, Debt Securities, Units

2,500,000 Shares of Common Stock

Offered by Selling Stockholders

We may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate maximum amount of $200,000,000.

In addition, selling stockholders to be named in a prospectus supplement may from time to time offer and sell up to 2,500,000 shares of our common stock. We will not receive any of the proceeds from the sale of our common stock by the selling stockholders.

Each time we or any of the selling stockholders offer and sell securities, we or such selling stockholders will provide a supplement to this prospectus that contains specific information about the offering and, if applicable, the selling stockholders, as well as the amounts, prices and terms of the securities. Any prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you invest in any of our securities offered hereby.

We or the selling stockholders may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, broker-dealers, agents, directly to purchasers, or through any other means described in this prospectus under “Plan of Distribution” and in supplements to this prospectus in connection with a particular offering of securities. If any underwriters, dealers or agents are involved in the sale of any of these securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information.

NO SECURITIES MAY BE SOLD WITHOUT DELIVERY OF THIS PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT DESCRIBING THE METHOD AND TERMS OF THE OFFERING OF SUCH SECURITIES.

Our common stock is listed on The NASDAQ Global Market under the symbol “VTL.” On May 11, 2015, the last reported sale price of our common stock on The NASDAQ Global Market was $24.07 per share. There is currently no market for the other securities we may offer; however, we will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

We are an “emerging growth company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements.

INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. YOU SHOULD REVIEW CAREFULLY THE “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AND IN THE APPLICABLE PROSPECTUS SUPPLEMENT BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 26, 2015.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate dollar amount of $200,000,000. In addition, the selling stockholders may from time to time sell up to an aggregate amount of 2,500,000 shares of our common stock in one or more offerings.

This prospectus provides you with a general description of the securities we or the selling stockholders may offer. Each time we or the selling stockholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with the additional information described under the heading “Information Incorporated by Reference.”

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable, the terms of the securities offered; the initial public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

References in this prospectus to the “company,” “we,” “us” and “our” and similar terms or Vital Therapies refer to Vital Therapies, Inc.

PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information you should consider before deciding to invest in our securities. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision. Investors should carefully consider the information set forth under “Risk Factors” on page 5 and incorporated by reference to our annual report on Form 10-K and our quarterly reports on Form 10-Q.

Overview

We are a biotherapeutic company focused on developing a cell-based therapy targeting treatment of liver failure. Our product candidate, the ELAD® System, is an extracorporeal human allogeneic cellular liver therapy designed to allow the patient’s own liver to regenerate to a healthy state, or to stabilize the patient until transplant. The ELAD System is the only liver support system containing immortal human liver-derived cells, or C3A cells, to enter Phase 3 clinical trials. We designed the ELAD System to supplement key aspects of normal liver function to improve patient survival. We estimate that at least 40,000 patients annually in the United States experience the forms of liver failure that may be addressed by ELAD, such as acute-on-chronic, surgery-induced and fulminant liver failures, for which the ELAD System may be a life-saving therapy. Outside of liver transplant, which is severely limited by the availability of organs and not available to many patients, the current standard of care for these forms of liver failure is primarily focused on the management of complications, which does not restore lost liver function and is associated with a high rate of mortality. The ELAD System has received orphan designation in the United States and Europe for the treatment of patients with acute liver failure. This designation provides tax credits for qualified clinical testing and the potential for seven years of market exclusivity in the United States and ten years in Europe. However, orphan designation does not alter the standard regulatory requirements or the process for obtaining marketing approval.

We currently have three ongoing clinical trials involving the ELAD System including our Phase 3 clinical trial in subjects with alcohol-induced liver decompensation, or AILD, a second Phase 3 clinical trial for subjects with severe acute alcoholic hepatitis, or SAAH, and a Phase 2 clinical trial for subjects with fulminant hepatic failure, referred to as FHF, and surgery-induced acute liver failure, referred to as SILF.

In March 2013, we initiated VTI-208, a Phase 3 randomized, controlled, open-label clinical trial with a targeted enrollment of 200 subjects with AILD. The primary endpoint of VTI-208 is overall survival up to at least study day ninety-one. The VTI-208 clinical trial completed enrollment in January 2015 with 203 subjects having been enrolled at 40 clinical sites in the United States, United Kingdom and Australia. We expect to report topline results from the VTI-208 clinical trial in the third quarter of 2015. If the study is statistically and clinically successful, we expect to submit a Biologics License Application, or BLA, to the U.S. Food and Drug Administration, or FDA, in the first half of 2016.

We own exclusive worldwide commercial rights to the ELAD System free of royalties. If our clinical trials are successful and our marketing applications are approved, we intend to commercialize the ELAD System in the United States and Europe with a targeted sales force. We intend to opportunistically pursue markets outside the United States and Europe either through direct sales or collaborations. We also believe that the ELAD System may have potential use for viral hepatitis, liver resection support and liver transplant support, although we have generated limited clinical data to support these indications.

Corporate Information

We were incorporated in California in May 2003 as Vitagen Acquisition Corp., changed our name to Vital Therapies, Inc. in June 2003, and reincorporated in Delaware in January 2004. Our principal executive offices are located at 15010 Avenue of Science, Suite 200, San Diego, California 92128. Our telephone number is (858) 673-6840. Our website address is http://www.vitaltherapies.com. Information contained on the website is not incorporated by reference into this prospectus, and should not be considered to be part of this prospectus.

“Vital Therapies” and “ELAD” are registered trademarks of Vital Therapies and the Vital Therapies logo is a trademark of Vital Therapies. Other service marks, trademarks, and trade names referred to in this prospectus are the property of their respective owners. Except as set forth above and solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earlier of (1) the beginning of the first fiscal year following the fifth anniversary of our initial public offering, or January 1, 2020, (2) the beginning of the first fiscal year after our annual gross revenue is $1.0 billion or more, (3) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities and (4) as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

For as long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation and financial statements in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote to approve executive compensation and shareholder approval of any golden parachute payments not previously approved. We will take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

The Securities We May Offer

We may offer up to $200,000,000 of common stock, preferred stock, warrants, debt securities, and/or units in one or more offerings and in any combination. In addition, the selling stockholders may sell up to 2,500,000 shares of common stock from time to time in one or more offerings. This prospectus provides you with a general description of the securities we and the selling stockholders may offer. A prospectus supplement, which we will provide each time we or the selling stockholders offer securities, will describe the specific amounts, prices and terms of these securities.

Common Stock

Each holder of our common stock is entitled to one vote for each share on all matters to be voted upon by the stockholders, and there are no cumulative rights. Subject to any preferential rights of any outstanding preferred stock, holders of our common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. If there is a liquidation, dissolution or winding up of our company, holders of our common stock would be entitled to share ratably in our net assets legally available for distribution to stockholders after the payment of all our debts and liabilities and any preferential rights of any outstanding preferred stock.

Preferred Stock

Our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including dividend rights, conversion rights, voting rights, redemption privileges and liquidation preferences, of each series of preferred stock.

Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into common stock. We have no present plans to issue any shares of preferred stock nor are any shares of our preferred stock presently outstanding.

Warrants

We may issue warrants for the purchase of common stock or preferred stock. We may issue warrants independently or together with other securities.

Debt Securities

We may offer secured or unsecured obligations in the form of one or more series of senior or subordinated debt. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities.” The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We may issue debt securities that are convertible into shares of our common stock.

The senior and subordinated debt securities will be issued under separate indentures between us and a trustee. We have summarized the general features of the debt securities to be governed by the indentures. These indentures have been filed as exhibits to the registration statement of which this prospectus forms a part. We encourage you to read these indentures. Instructions on how you can get copies of these documents are provided under the heading “Where You Can Find More Information.”

Units

We may issue units comprised of one or more of the other classes of securities issued by us as described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Part I—Item 1A—Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and “Part II—Item 1A—Risk Factors” in our Quarterly Reports on Form 10-Q, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, referred to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act. These forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Those statements may appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipates,” “believes,” “could,” “seeks,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions and the negatives of those terms.

These forward-looking statements include, among other things, statements about:

•	the initiation, cost and timing of our clinical programs for the ELAD System;

•	the timing of, and our ability to obtain and maintain, regulatory approvals for the ELAD System;

•	regulatory developments in the United States and foreign countries;

•	the potential market for the ELAD System;

•	the rate and degree of market acceptance and clinical utility of the ELAD System;

•	our commercialization, marketing and manufacturing capabilities and strategy;

•	our plans to improve the ELAD System;

•	our plans to explore other uses for our VTL C3A cells;

•	our plans to obtain funding for our operations;

•	the performance of third parties in connection with the development of the ELAD System, including third parties involved in our clinical trials and third-party suppliers;

•	the development, regulatory approval, efficacy and commercialization of competing products;

•	our ability to retain key scientific or management personnel;

•	our intellectual property position;

•	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

•	our anticipated use of the net proceeds in the offering; and

•	our ability to achieve and maintain effective internal control over financial reporting.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements including those described in “Risk Factors,” elsewhere in this prospectus and the documents incorporated by reference into this prospectus. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date of this prospectus or the date of the documents incorporated by reference herein. You should read this prospectus and the documents that we have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

This prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference may also contain estimates and other information concerning our industry that are based on government and industry publications. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. These government and industry publications generally indicate that their information has been obtained from sources believed to be reliable.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE DIVIDENDS

Our earnings have been inadequate to cover fixed charges and preference dividends. The following table sets forth the dollar amount of the coverage deficiency for each of the years ended December 31, 2012, 2013 and 2014, and the three-month period ended March 31, 2015. We have derived the deficiency of earnings to cover fixed charges and preference dividends from our historical financial statements. The following should be read in conjunction with our financial statements, including the notes thereto, included in our annual report on Form 10-K for the year ended December 31, 2014 and our quarterly report on Form 10-Q for the period ended March 31, 2015, both of which are incorporated by reference in this prospectus. See Exhibit 12.1 hereto for additional detail regarding the computation of the deficiency of earnings to cover fixed charges and preference dividends.

	Fiscal Year Ended December 31,			Three Months Ended March 31,
	2012	2013	2014	2015
Deficiency of earnings available to cover combined fixed charges and preference dividends (1)	$(6,701)	$(32,718)	$(47,667)	$(14,817)

(1)	The deficiency of earnings available to cover combined fixed charges and preference dividends excludes non-cash deemed dividends to preferred stockholders and the accretion to redemption value of redeemable convertible preferred stock of $0.9 million, $6.4 million and $9.2 million for the years ended December 31, 2012, 2013 and 2014, respectively.

As of the date of this prospectus, we have no shares of preferred stock outstanding, and consequently, our ratio of earnings to combined fixed charges and preferred share dividends and ratio of earnings to fixed charges would be identical.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we will use the net proceeds from the sale of securities offered by this prospectus for general corporate purposes, which may include working capital, capital expenditures and other corporate expenses. We may also use a portion of the net proceeds for the licensing or acquisition of complementary products, technologies or businesses. However, we have no present plans, agreements or commitments with respect to any potential acquisition, investment or license.

The timing and amount of our actual expenditures will be based on many factors, including, but not limited to, the timing of and enrollment in clinical trials, preparation for the timing of any filing of biologics license application and decisions with respect to building commercial operations. As a result, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings. Pending their ultimate use, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of all material characteristics of our capital stock as set forth in our amended and restated certificate of incorporation and second amended and restated bylaws. The summary does not purport to be complete and is qualified in its entirety by reference to our amended and restated certificate of incorporation and second amended and restated bylaws and to the applicable provisions of Delaware law.

General

Our authorized capital stock consists of 130,000,000 shares of common stock, par value $0.0001 per share, and 20,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

Outstanding Shares

As of March 31, 2015, there were 24,010,351 shares of our common stock outstanding, held by approximately 101 stockholders of record, and no shares of our preferred stock outstanding. Our board of directors is authorized, without stockholder approval except as required by the listing standards of The NASDAQ Global Market, to issue additional shares of our capital stock.

Voting

Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our amended and restated certificate of incorporation and second amended and restated bylaws do not provide for cumulative voting rights. Because of this absence of cumulative voting, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose. In addition, our amended and restated certificate of incorporation also provides that our directors may be removed only for cause by the affirmative vote of the holders of at least 75% of the combined voting power of all our stockholders entitled to vote on the election of directors, voting together as a single class.

Subject to supermajority votes for some matters, matters shall be decided by the affirmative vote of our stockholders having a majority in voting power of the votes cast by the stockholders present or represented and voting on such matter, provided that the holders of our common stock are not allowed to vote on any amendment to our certificate of incorporation that relates solely to the terms of one or more series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders or one or more such series, to approve such amendment. The affirmative vote of the holders of at least 75% of the votes that all of our stockholders would be entitled to cast in any annual election of directors and, in some cases, the affirmative vote of a majority of minority stockholders entitled to vote in any annual election of directors are required to amend or repeal our bylaws, amend or repeal certain provisions of our certificate of incorporation, approve certain transactions with certain affiliates, or approve the sale or liquidation of the company. The vote of a majority of the minority of stockholders applies when an individual or entity and its affiliates or associates together own more than 50% of the voting power of our then outstanding capital stock, excluding any such person that owned 15% or more of our outstanding voting stock immediately prior to our initial public offering, and such a vote would require the approval of the majority of our voting stock, excluding the voting stock held by such a majority holder.

Dividends

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preferences that may be granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences

Holders of common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock, which we may designate and issue in the future.

Fully Paid and Nonassessable

All of our outstanding shares of common stock are, and the shares of common stock to be issued under this prospectus, when paid for, will be fully paid and nonassessable.

Preferred Stock

Our board of directors has the authority, without further action by the stockholders, to issue up to 20,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, redemption rights, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock. No shares of preferred stock are outstanding, and we have no present plan to issue any shares of preferred stock.

Stock Options

As of March 31, 2015, we had outstanding options to purchase an aggregate of 3,233,013 shares of our common stock pursuant to our equity plans, at a weighted-average exercise price of $7.87 per share. As of March 31, 2015, 323,919 shares of our common stock remain available for future grant or issuance under our 2014 Equity Incentive Plan.

Warrants

As of March 31, 2015, we had outstanding warrants to purchase an aggregate of 250,646 shares of our common stock at a weighted-average exercise price of $95.21 per share.

Registration Rights

Under our investors’ rights agreements, as of March 31, 2015, the holders of approximately 8,376,878 shares of common stock (including shares of common stock issuable upon exercise of certain outstanding warrants and options) or their transferees, have the right to require us to register the offer and sale of their shares, or to include their shares in any registration statement we file, in each case as described below.

Senior Preferred Investors’ Rights Agreement

Pursuant to our Fourth Amended and Restated Investors’ Rights Agreement, dated August 28, 2013, as amended, or the Senior Preferred IRA, as of March 31, 2015, the holders of 7,800,573 shares of common stock, including shares of common stock issuable upon exercise of certain outstanding warrants and options, or their transferees, are entitled to certain rights with respect to the registration of such shares under the Securities Act. Subject to company-imposed lock-ups and certain limitations in the Senior Preferred IRA, including our ability to delay registration in certain circumstances, the holders of at least 25% of these securities then outstanding may demand on three occasions, that we use our reasonable best efforts to register these securities using a long form registration statement for public resale if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $15 million. If we register any of our common stock either for our own account or for the account of other security holders, the holders of these securities are entitled to include their shares of common stock in that registration, subject to the ability of the underwriters to limit the number of shares included in the offering. We are obligated to use our reasonable best efforts to make short form registration statements available, and the holders of at least 25% of these securities then outstanding may also demand, but not more than two times in any 12-month period, that we register all or a portion of these securities using a short form registration statement, provided, among other limitations, that the proposed aggregate selling price is at least $15 million. We will be responsible for paying all registration expenses, including the reasonable fees of legal counsel for the selling holders, and the holders selling their shares will be responsible for paying all selling expenses.

Registration rights under the Senior Preferred IRA terminate, as to a given holder of registration rights, when such holder and such holder’s affiliates can sell all of their registrable securities in a three-month period pursuant to Rule 144. Accordingly, only those of our directors, executive officers and their affiliates who were parties to the Senior Preferred IRA have existing registration rights.

Series D Investors’ Rights Agreement

Pursuant to our investors’ rights agreement, dated June 7, 2011, or the Series D IRA, as of March 31, 2015, the holders of 576,305 shares of common stock, including shares of common stock issuable upon exercise of certain outstanding warrants and options, or their transferees are entitled to certain rights with respect to the registration of such shares under the Securities Act. Subject to company-imposed lock-ups and limitations in the Series D IRA, including our ability to delay registration in certain circumstances, the holders of at least 25% of these securities then outstanding may require, on two occasions, that we use our best efforts to register these securities using a long-form registration statement for public resale if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $7 million. If we register any of our common stock either for our own account or for the account of other security holders, the holders of these securities are entitled to include their shares of common stock in that registration, subject to the ability of the underwriters to limit the number of shares included in the offering to as few as 45% of the offering. The holders of these securities then outstanding may also require us, but not more than one time in any 12-month period, to register all or a portion of these securities using a short form registration statement, provided, among other limitations, that the proposed aggregate selling price is at least $1 million. We will be responsible for paying all registration expenses, including the reasonable fees of legal counsel for the selling holders, and the holders selling their shares will be responsible for paying all selling expenses.

Registration rights under the Series D IRA terminate upon the earliest of (i) the five-year anniversary of the effective date of our initial public offering, or (ii) as to a given holder of registration rights, when such holder and such holder’s affiliates can sell all of such holder’s registrable securities in a three month-period pursuant to Rule 144. Accordingly, only those of directors, executive officers and their affiliates who were parties to the Series D IRA (and whose registration rights under the Series D IRA were not superseded by the Senior Preferred IRA) have existing registration rights.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation, Bylaws and Fourth Amended and Restated Investors’ Rights Agreement

Certain provisions of Delaware law, our amended and restated certificate of incorporation, our second amended and restated bylaws and the Senior Preferred IRA contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed in part to encourage anyone seeking to acquire control of us to first negotiate with our board of directors. We believe that the advantages gained by protecting our ability to negotiate with any unsolicited and potentially unfriendly acquirer outweigh the disadvantages of discouraging such proposals, including those priced above the then-current market value of our common stock, because, among other reasons, the negotiation of such proposals could improve their terms.

Certificate of Incorporation and Bylaws

Our amended and restated certificate of incorporation and second amended and restated bylaws include provisions that:

•	authorize our board of directors to issue, without further action by the stockholders, up to 20,000,000 shares of undesignated preferred stock;

•	require that any action to be taken by our stockholders be effected at a duly called annual or special meeting and not by written consent;

•	specify that special meetings of our stockholders can be called only by a supermajority (75%) vote of our directors then in office;

•	our board of directors may amend or repeal our bylaws only pursuant to a supermajority (75%) vote of our directors then in office;

•	our stockholders may amend or repeal our bylaws only pursuant to a supermajority (75% and majority of the minority, if applicable) vote of the outstanding shares of our capital stock;

•

require in general the approval of a supermajority (75% and majority of the minority, if applicable) vote of our outstanding shares of capital stock to amend or repeal certain provisions of our certificate of incorporation;

•	require the approval of a supermajority (75% and majority of the minority, if applicable) vote of our outstanding shares of capital stock to approve the sale or liquidation of the company;

•

establish an advance notice procedure for stockholder approvals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors;

•	provide that directors may be removed only for cause by a supermajority (75%) vote of our outstanding shares of capital stock;

•	provide that vacancies on our board of directors may be filled only by a majority of directors then in office, even though less than a quorum;

•	provide that in general the number of directors on our board may only be fixed from time to time by a supermajority (75%) vote of our directors then in office; and

•	establish that our board of directors is divided into three classes, Class I, Class II and Class III, with each class serving staggered terms.

Senior Preferred Investors’ Rights Agreement

The Senior Preferred IRA also provides that, for so long as certain stockholders affiliated with Muneer A. Satter, our Co-Chairman and Lead Director, referred to as the Satter Investors, hold at least 30% of our outstanding common stock, the Satter Investors have the right to nominate 40% of our directors (rounded up to the nearest whole number). If the Satter Investors hold less than 30% (but at least 20%) of our outstanding common stock, they have the right to nominate 30% of our directors (rounded up to the nearest whole number). If the Satter Investors hold less than 20% (but at least 10%) of our outstanding common stock, they have the right to nominate 20% of our directors (rounded up to the nearest whole number). If the Satter Investors hold less than 10% (but at least 2%) of our outstanding common stock, they have the right to nominate 10% of our directors (rounded up to the nearest whole number). For so long as the Satter Investors hold less than 2% of our outstanding common stock, they do not have the contractual right to nominate any representatives to our board of directors. To date the Satter Investors have not exercised their rights to nominate any directors, but they have reserved the right to do so in the future.

The Senior Preferred IRA provides that for so long as Mr. Satter and Dr. Terence E. Winters, Ph.D., our Co-Chairman and Chief Executive Officer, both serve as members of our board of directors, each shall serve as Co-Chairman of the board of directors and Mr. Satter shall serve as our Lead Director. In the event that Mr. Satter serves as a member of our board of directors at a time when Dr. Winters does not, Mr. Satter will serve as our Chairman of the board and Lead Director. Dr. Winters will serve as Co-Chairman only so long as he is both a director and Chief Executive Officer.

Delaware Anti-Takeover Statute

We have elected in our amended and restated certificate of incorporation not to be subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning

15% or more of the corporation’s voting stock for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Accordingly, we are not subject to any anti-takeover effects of Section 203. However, our amended and restated certificate of incorporation contains provisions that have the same effect as Section 203, except that they provide that certain of our current stockholders, including Mr. Satter and entities affiliated with him, and any persons to whom certain of our current stockholders sell their common stock will be deemed to have been approved by our board of directors, and thereby not subject to the restrictions set forth in Section 203.

Listing

Our common stock is listed on The NASDAQ Global Market under the symbol “VTL.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC, or AST. The transfer agent and registrar’s address is 6201 15th Avenue Brooklyn, New York 11219.

DESCRIPTION OF THE WARRANTS

We may issue warrants for the purchase of our preferred stock or common stock, or any combination thereof. Warrants may be issued independently or together with our preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of warrants;

•	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the anti-dilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any adjustments to the terms of the warrants resulting from the occurrence of certain events or from the entry into or consummation by us of certain transactions;

•	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•	any additional terms of the warrants, including procedures and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of warrants will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders of us.

This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

DESCRIPTION OF THE DEBT SECURITIES

The debt securities may be either secured or unsecured and will either be our senior debt securities or our subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Together, the senior indenture and the subordinated indenture are called indentures in this description. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

The following is a summary of selected provisions and definitions of the indentures and debt securities to which any prospectus supplement may relate. Other specific terms of the applicable indenture and debt securities will be described in the applicable prospectus supplement. The summary of selected provisions of the indentures and the debt securities appearing below is not complete and is subject to, and qualified entirely by reference to, all of the provisions of the applicable indenture and certificates evidencing the applicable debt securities. If any particular terms of the indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. For additional information, you should look at the applicable indenture and the certificate evidencing the applicable debt security that is filed as an exhibit to the registration statement that includes the prospectus.

General

Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.

We are not limited as to the amount of debt securities we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series.

The prospectus supplement relating to a particular series of debt securities will set forth:

•	whether the debt securities are senior or subordinated;

•	the offering price;

•	the title;

•	any limit on the aggregate principal amount;

•	the person who shall be entitled to receive interest, if other than the record holder on the record date;

•	the date or dates the principal will be payable;

•

the interest rate or rates, which may be fixed or variable, if any, the date from which interest will accrue, the interest payment dates and the regular record dates, or the method for calculating the dates and rates;

•	the place where payments may be made;

•	any mandatory or optional redemption provisions or sinking fund provisions and any applicable redemption or purchase prices associated with these provisions;

•	if issued other than in denominations of U.S. $1,000 or any multiple of U.S. $1,000, the denominations in which the debt securities shall be issuable;

•	if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

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if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or a holder may elect payment to be made in a different currency;

•	the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;

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if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount or method for determining the amount which will be deemed to be the principal amount;

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if applicable, whether the debt securities shall be subject to the defeasance provisions described below under “Satisfaction and Discharge; Defeasance” or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities;

•	any conversion or exchange provisions;

•	whether the debt securities will be issuable in the form of a global security;

•	the deletion, addition or change in any event of default;

•	any change or modification to the subordination provisions applicable to the subordinated debt securities if different from those described below under “Subordinated Debt Securities;”

•	any deletion, addition or change in the covenants set forth in Article 10 of the indenture;

•	any paying agents, authenticating agents, security registrars or other agents for the debt securities, if other than the trustee;

•	any provisions relating to any security provided for the debt securities, including any provisions regarding the circumstances under which collateral may be released or substituted;

•	any provisions relating to guaranties for the securities and any circumstances under which there may be additional obligors;

•	any provisions granting special rights to holders when a specified event occurs;

•	any special tax provisions that apply to the debt securities;

•	with respect to the debt securities that do not bear interest, the dates for certain required reports to the applicable trustee;

•	any and all additional, eliminated or changed terms that will apply to the debt securities; and

•	any other terms of such debt securities.

Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at time of issuance is below market rates. The U.S. federal income tax considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.

Exchange and Transfer

Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any partial redemption of debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion of the debt security being redeemed in part.

We will appoint the trustee as the initial security registrar. Any transfer agent, in addition to the security registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•	be registered in the name of a depositary, or its nominee, that we will identify in a prospectus supplement;

•	be deposited with the depositary or nominee or custodian; and

•	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

•	an event of default is continuing with respect to the debt securities of the applicable series; or

•	any other circumstance described in a prospectus supplement has occurred permitting or requiring the issuance of any such security.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indentures. Except in the above limited circumstances, owners of beneficial interests in a global security will not be:

•	entitled to have the debt securities registered in their names;

•	entitled to physical delivery of certificated debt securities; or

•	considered to be holders of those debt securities under the indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.

Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither any trustee nor we will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Payment and Paying Agents

Unless otherwise indicated in a prospectus supplement, the provisions described in this paragraph will apply to the debt securities. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The trustee will be designated as our initial paying agent.

We may also name any other paying agents in a prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for payment on any debt security that remain unclaimed for a period ending the earlier of:

•	10 business days prior to the date the money would be turned over to the applicable state; or

•	at the end of two years after such payment was due,

will be repaid to us thereafter. The holder may look only to us for such payment.

No Protection in the Event of a Change of Control

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly-leveraged transaction, whether or not such transaction results in a change in control.

Covenants

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any financial or restrictive covenants.

Consolidation, Merger and Sale of Assets

Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, we may not consolidate with or merge into any other person (other than one of our subsidiaries), in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person (other than a subsidiary of Vital Therapies, Inc.), unless:

•	the successor entity, if any, is a U.S. corporation, limited liability company, partnership, trust or other business entity;

•	the successor entity assumes our obligations on the debt securities and under the indentures;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•	certain other conditions specified in the indenture are met.

Events of Default

Unless we indicate otherwise in a prospectus supplement, the following will be events of default for any series of debt securities under the indentures:

(1)	we fail to pay principal of or any premium on any debt security of that series when due;

(2)	we fail to pay any interest on any debt security of that series for 30 days after it becomes due;

(3)	we fail to deposit any sinking fund payment when due;

(4)	we fail to perform any other covenant in the indenture and such failure continues for 90 days after we are given the notice required in the indentures; and

(5)	certain events involving our bankruptcy, insolvency or reorganization.

Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

The trustee may withhold notice to the holders of any default, except defaults in the payment of principal, premium, if any, interest, any sinking fund installment on, or with respect to any conversion right of, the debt securities of such series. However, the trustee must consider it to be in the interest of the holders of the debt securities of such series to withhold this notice.

Unless we indicate otherwise in a prospectus supplement, if an event of default, other than an event of default described in clause (5) above, shall occur and be continuing with respect to any series of debt securities, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount and premium, if any, of the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest thereon, if any, to be due and payable immediately.

Unless we indicate otherwise in a prospectus supplement, if an event of default described in clause (5) above shall occur, the principal amount and premium, if any, of all the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest thereon, if any, will automatically become immediately due and payable. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated Debt Securities.”

Notwithstanding the foregoing, each indenture will provide that we may, at our option, elect that the sole remedy for an event of default relating to our failure to comply with our obligations described under the section entitled “Reports” below or our failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act will for the first 180 days after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the relevant series of debt securities at an annual rate equal to (i) 0.25% of the principal amount of such series of debt securities for the first 90 days after the occurrence of such event of default and (ii) 0.50% of the principal amount of such series of debt securities from the 91st day to, and including, the 180th day after the occurrence of such event of default, which we call “additional interest.” If we so elect, the additional interest will accrue on all outstanding debt securities from and including the date on which such event of default first occurs until such violation is cured or waived and shall be payable on each relevant interest payment date to holders of record on the regular record date immediately preceding the interest payment date. On the 181st day after such event of default (if such violation is not cured or waived prior to such 181st day), the debt securities will be subject to acceleration as provided above. In the event we do not elect to pay additional interest upon any such event of default in accordance with this paragraph, the debt securities will be subject to acceleration as provided above.

In order to elect to pay the additional interest as the sole remedy during the first 180 days after the occurrence of any event of default relating to the failure to comply with the reporting obligations in accordance with the preceding paragraph, we must notify all holders of debt securities and the trustee and paying agent of such election prior to the close of business on the first business day following the date on which such event of default occurs. Upon our failure to timely give such notice or pay the additional interest, the debt securities will be immediately subject to acceleration as provided above.

After acceleration, the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amounts or interest, have been cured or waived.

Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

A holder of debt securities of any series will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

(1)	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(2)	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

(3)	the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security (if the debt security is convertible) without following the procedures listed in (1) through (3) above.

We will furnish the trustee an annual statement from our officers as to whether or not we are in default in the performance of the conditions and covenants under the indenture and, if so, specifying all known defaults.

Modification and Waiver

Unless we indicate otherwise in a prospectus supplement, the applicable trustee and we may make modifications and amendments to an indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

We may also make modifications and amendments to the indentures for the benefit of holders without their consent, for certain purposes including, but not limited to:

•

to evidence the succession of another person to Vital Therapies, or successive successions, and the assumption by any such successor of the covenants of Vital Therapies in the indentures in compliance with Article 8 of the indentures;

•	adding covenants;

•	adding events of default;

•	making certain changes to facilitate the issuance of the debt securities;

•

to add to, change or eliminate any of the provisions of the indentures or series of securities, provided that any such addition, change or elimination (A) shall neither (i) apply to any security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the holder of any such security with respect to such provision or (B) shall become effective only when there is no such security outstanding;

•	securing the debt securities;

•	providing for guaranties of, or additional obligors on, the debt securities;

•	to establish the form or term of debt securities as permitted by Sections 2.1 and 3.1 of the indenture;

•	providing for a successor trustee or additional trustees;

•	conforming the indenture to the description of the securities set forth in this prospectus or the accompanying prospectus supplement;

•	curing any ambiguity, defect or inconsistency; provided that such action shall not adversely affect the interest of the holders in any material respect;

•	permitting or facilitating the defeasance and discharge of the debt securities;

•

make such other provisions in regard to matters or questions arising under the indentures or under any supplemental indentures as our board of directors may deem necessary or desirable, and which does not in each case adversely affect the interests of the holders of the debt securities of a series; and

•	comply with requirements of the SEC in order to effect or maintain the qualifications of the indentures under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

However, neither the trustee nor we may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

•	change the stated maturity of the principal of, or any installment of principal or interest on, any debt security;

•

reduce the principal, premium, if any, or interest on any debt security or any amount payable upon redemption or repurchase, whether at our option or the option of any holder, or reduce the amount of any sinking fund payments;

•	reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;

•	change the place of payment or the currency in which any debt security is payable;

•	impair the right to enforce any payment after the stated maturity or redemption date;

•	if subordinated debt securities, modify the subordination provisions in a materially adverse manner to the holders;

•	adversely affect the right to convert any debt security if the debt security is a convertible debt security; or

•	change the provisions in the indenture that relate to modifying or amending the indenture.

Satisfaction and Discharge; Defeasance

We may be discharged from our obligations on the debt securities, subject to limited exceptions, of any series that have matured or will mature or be redeemed within one year if we deposit enough money with the trustee to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

Each indenture contains a provision that permits us to elect either or both of the following:

•

we may elect to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding. If we make this election, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

•

we may elect to be released from our obligations under some or all of any financial or restrictive covenants applicable to the series of debt securities to which the election relates and from the consequences of an event of default resulting from a breach of those covenants.

To make either of the above elections, we must irrevocably deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations or, in the case of debt securities denominated in a currency other than U.S. dollars, cash in the currency in which such series of securities is denominated and/or foreign government obligations. As a condition to either of the above elections, for debt securities denominated in U.S. dollars, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the action.

With respect to debt securities of any series that are denominated in a currency other than United States dollars, “foreign government obligations” means:

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direct obligations of the government that issued or caused to be issued the currency in which such securities are denominated and for the payment of which obligations its full faith and credit is pledged, or, with respect to debt securities of any series which are denominated in Euros, direct obligations of certain members of the European Union for the payment of which obligations the full faith and credit of such members is pledged, which in each case are not callable or redeemable at the option of the issuer thereof; or

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obligations of a person controlled or supervised by or acting as an agency or instrumentality of a government described in the bullet above the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which are not callable or redeemable at the option of the issuer thereof.

Notices

Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing Law

The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

No Personal Liability of Directors, Officers, Employees and Stockholders

No incorporator, stockholder, employee, agent, officer, director or subsidiary of ours will have any liability for any obligations of ours, or because of the creation of any indebtedness under the debt securities, the indentures or supplemental indentures. The indentures provide that all such liability is expressly waived and released as a condition of, and as a consideration for, the execution of such indentures and the issuance of the debt securities.

Regarding the Trustee

The indentures limit the right of the trustee, should it become our creditor, to obtain payment of claims or secure its claims.

The trustee will be permitted to engage in certain other transactions with us. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

Subordinated Debt Securities

The following provisions will be applicable with respect to each series of subordinated debt securities, unless otherwise stated in the prospectus supplement relating to that series of subordinated debt securities.

The indebtedness evidenced by the subordinated debt securities of any series is subordinated, to the extent provided in the subordinated indenture and the applicable prospectus supplement, to the prior payment in full, in cash or other payment satisfactory to the holders of senior debt, of all senior debt, including any senior debt securities.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary, marshalling of assets, assignment for the benefit of creditors, or in bankruptcy, insolvency, receivership or other similar proceedings, payments on the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt.

In the event of any acceleration of the subordinated debt securities of any series because of an event of default with respect to the subordinated debt securities of that series, holders of any senior debt would be entitled to payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt before the holders of subordinated debt securities are entitled to receive any payment or distribution.

In addition, the subordinated debt securities will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, including trade payables and lease obligations. This occurs because our right to receive any assets of our subsidiaries upon their liquidation or reorganization, and your right to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors, except to the extent that we are recognized as a creditor of such subsidiary. If we are recognized as a creditor of that subsidiary, our claims would still be subordinate to any security interest in the assets of the subsidiary and any indebtedness of the subsidiary senior to us.

We are required to promptly notify holders of senior debt or their representatives under the subordinated indenture if payment of the subordinated debt securities is accelerated because of an event of default.

Under the subordinated indenture, we may not make payment on the subordinated debt securities if:

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a default in our obligations to pay principal, premium, if any, interest or other amounts on our senior debt occurs and the default continues beyond any applicable grace period, which we refer to as a payment default; or

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any other default occurs and is continuing with respect to designated senior debt that permits holders of designated senior debt to accelerate its maturity, which we refer to as a non-payment default, and the trustee receives a payment blockage notice from us or some other person permitted to give the notice under the subordinated indenture.

We will resume payments on the subordinated debt securities:

•	in case of a payment default, when the default is cured or waived or ceases to exist, and

•	in case of a non-payment default, the earlier of when the default is cured or waived or ceases to exist or 179 days after the receipt of the payment blockage notice.

No new payment blockage period may commence on the basis of a non-payment default unless 365 days have elapsed from the effectiveness of the immediately prior payment blockage notice. No non-payment default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee shall be the basis for a subsequent payment blockage notice.

As a result of these subordination provisions, in the event of our bankruptcy, dissolution or reorganization, holders of senior debt may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors. The subordination provisions will not prevent the occurrence of any event of default under the subordinated indenture.

The subordination provisions will not apply to payments from money or government obligations held in trust by the trustee for the payment of principal, interest and premium, if any, on subordinated debt securities pursuant to the provisions described under the section entitled “Satisfaction and Discharge; Defeasance,” if the subordination provisions were not violated at the time the money or government obligations were deposited into trust.

If the trustee or any holder receives any payment that should not have been made to them in contravention of subordination provisions before all senior debt is paid in full in cash or other payment satisfactory to holders of senior debt, then such payment will be held in trust for the holders of senior debt.

Senior debt securities will constitute senior debt under the subordinated indenture.

Additional or different subordination provisions may be described in a prospectus supplement relating to a particular series of debt securities.

Definitions

“Designated senior debt” means our obligations under any particular senior debt in which the instrument creating or evidencing the same or the assumption or guarantee thereof, or related agreements or documents to which we are a party, expressly provides that such indebtedness shall be designated senior debt for purposes of the subordinated indenture. The instrument, agreement or other document evidencing any designated senior debt may place limitations and conditions on the right of such senior debt to exercise the rights of designated senior debt.

“Indebtedness” means the following, whether absolute or contingent, secured or unsecured, due or to become due, outstanding on the date of the indenture for such series of securities or thereafter created, incurred or assumed:

•	our indebtedness evidenced by a credit or loan agreement, note, bond, debenture or other written obligation;

•	all of our obligations for money borrowed;

•	all of our obligations evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind,

•	our obligations:

•	as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, or

•	as lessee under leases for facilities, capital equipment or related assets, whether or not capitalized, entered into or leased for financing purposes;

•	all of our obligations under interest rate and currency swaps, caps, floors, collars, hedge agreements, forward contracts or similar agreements or arrangements;

•	all of our obligations with respect to letters of credit, bankers’ acceptances and similar facilities, including reimbursement obligations with respect to the foregoing;

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all of our obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business;

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all obligations of the type referred to in the above clauses of another person, the payment of which, in either case, we have assumed or guaranteed, for which we are responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise, or which are secured by a lien on our property; and

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renewals, extensions, modifications, replacements, restatements and refundings of, or any indebtedness or obligation issued in exchange for, any such indebtedness or obligation described in the above clauses of this definition.

“Senior debt” means the principal of, premium, if any, and interest, including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding, and rent payable on or in connection with, and all fees and other amounts payable in connection with, our indebtedness. However, senior debt shall not include:

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any debt or obligation if its terms or the terms of the instrument under which or pursuant to which it is issued expressly provide that it shall not be senior in right of payment to the subordinated debt securities or expressly provide that such indebtedness is on the same basis or “junior” to the subordinated debt securities; or

•	debt to any of our subsidiaries, a majority of the voting stock of which is owned, directly or indirectly, by us.

“Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more of our other subsidiaries or by a combination of us and our other subsidiaries. For purposes of this definition, “voting stock” means stock or other similar interests which ordinarily has or have voting power for the election of directors, or persons performing similar functions, whether at all times or only so long as no senior class of stock or other interests has or have such voting power by reason of any contingency.

DESCRIPTION OF THE UNITS

We may issue units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. The prospectus supplement will describe:

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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units;

•	a discussion of material federal income tax considerations, if applicable; and

•	whether the units if issued as a separate security will be issued in fully registered or global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the units. For more information, please review the forms of the relevant agreements, which will be filed with the SEC promptly after the offering of units and will be available as described in the section titled “Where You Can Find More Information.”

SELLING STOCKHOLDERS

This prospectus also relates to the possible resale by certain of our stockholders, who we refer to in this prospectus as the “selling stockholders,” of up to an aggregate maximum amount of 2,500,000 shares of our common stock that were issued and outstanding prior to the original filing date of the registration statement of which this prospectus forms a part or are issuable upon the exercise of warrants or options to acquire shares of our common stock that were issued and outstanding prior to the original filing date of the registration statement of which this prospectus forms a part. The selling stockholders originally acquired or may acquire the shares of our common stock included in this prospectus through (i) our directed share program at our initial public offering, our follow-on public offering, or otherwise on the open market, (ii) several private placements of our common stock or convertible preferred stock prior to our initial public offering, with all such shares of convertible preferred stock converted into shares of our common stock in connection with our initial public offering, (iii) issuances of shares of common stock and options to acquire common stock issued to officers, directors and employees pursuant to our 2012 Stock Option Plan and/or our 2014 Equity Incentive Plan, each as amended, and (iv) warrants exercisable for shares of our common stock. Information about the selling stockholders, where applicable, including their identities and the number of shares of common stock to be registered on their behalf, will be set forth in an applicable prospectus supplement, documents incorporated by reference or in a free writing prospectus we file with the SEC. The selling stockholders shall not sell any shares of our common stock pursuant to this prospectus until we have identified such selling stockholders and the shares being offered for resale by such selling stockholders in a subsequent prospectus supplement. However, the selling stockholders may sell or transfer all or a portion of their shares of our common stock pursuant to any available exemption from the registration requirements of the Securities Act.

PLAN OF DISTRIBUTION

We and/or the selling stockholders, if applicable, may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices.

The prospectus supplement relating to any offering will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus.

If dealers are used in the sale of securities offered through this prospectus, we or the selling stockholders will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We or the selling stockholders may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us or the selling stockholders. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We or the selling stockholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

At-the-Market Offerings

To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us, on one hand, and the underwriters or agents, on the other. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. Any such agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase blocks of our common stock or other securities. The terms of any such agreement will be set forth in more detail in the applicable prospectus or prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we or the selling stockholders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we or the selling stockholders use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act of 1934, as amended. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic Auctions

We or the selling stockholders may also make sales through the Internet or through other electronic means. Since we or the selling stockholders may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of a debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us or the selling stockholders against certain liabilities, including liabilities under the Securities Act. Agents, dealers, and underwriters may engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Wilson Sonsini Goodrich & Rosati, Professional Corporation, San Diego, California.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

We have filed with the SEC a registration statement under the Securities Act of 1933 relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above. The registration statement and the documents referred to below under “Incorporation by Reference” are also available on our Internet website, www.vitaltherapies.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed on March 20, 2015;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed on May 12, 2015; and

•	the description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on November 15, 2013 pursuant to Section 12(b) of the Exchange Act.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering of the securities described in this prospectus, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

You should rely only on the information incorporated by reference or provided in this prospectus. Neither we nor the selling stockholders have authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus.

Requests for such documents should be directed to:

Vital Therapies, Inc.

Attn: Investor Relations

15010 Avenue of Science, Suite 200

San Diego, California 92128

(858) 673-6840

You may also access the documents incorporated by reference in this prospectus through our website at www.vitaltherapies.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

             Shares of Common Stock

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

RAYMOND JAMES

Co-Manager

NATIONAL SECURITIES CORPORATION

March    , 2017